UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2021

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)
New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad St., Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None		None
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2021, Barbara J. Edwards was appointed a member of the Board of Directors of Hexion Holdings Corporation (“Hexion Holdings”), the indirect parent of Hexion Inc. (the “Company”). Her election becomes effective on June 1, 2021.

Ms. Edwards, age 65, has significant experience in operations and corporate governance within the industrial and residential sectors. She has over 17 years of experience as a senior leader in a variety of roles at Eaton Corporation and Schneider Electric Company. At Eaton she served as the Senior Vice President & General Manager of Residential & Wiring Devices, where she was responsible for all functions of the business, and her operational responsibilities included manufacturing plants in the U.S., Mexico, Caribbean, and Asia. She also held a number of leadership roles while at Schneider Electric including President of their subsidiary Veris Industries, LLC from 2002 - 2007. She is currently on the Boards of Armsted Industries, Inc. and Standex International Corporation. Ms. Edwards will serve on the Hexion Holdings Nomination and Governance Committee and Compensation Committee.

Item 9.01        Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	News Release dated May 21, 2021 titled "Barbara J. Edwards Elected to Hexion Holdings Corporation Board of Directors"
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEXION INC.

Date:	May 21, 2021	/s/ George F. Knight
George F. Knight
Executive Vice President, Chief Financial Officer